INTERNATIONAL SHIPHOLDING CORPORATION
SUBSIDIARIES OF THE REGISTRANT
AS OF DECEMBER 31, 2007

        Jurisdiction Under
        Which Organized
        ------------------------
International Shipholding Corporation (Registrant)                                                       Delaware

Waterman Steamship Corporation                                                                     New York
Sulphur Carriers, Inc.                                                                                   Delaware

Central Gulf Lines, Inc.                                                                                        Delaware
Enterprise Ship Company, Inc.                                                                   Delaware
Material Transfer, Inc.                                                                                 Delaware

CG Railway, Inc.                                                                                                Delaware
RTI Logistics, L.L.C. (1)                                                                       Louisiana
Terminales Transgolfo, S.A. de C.V(2)                                              Mexico

Bay Insurance Company Limited                                                                       Bermuda

LCI Shipholdings, Inc.                                                                                         Marshall Islands
Cape Holding, Ltd.                                                                                       Cayman Islands
Dry Bulk  Cape Holding, Inc. (3)                                                        Panama
             Dry Bulk Africa LTD. (3)                                                                British Virgin Islands
              Dry Bulk Australia LTD. (3)                                                          British Virgin Islands
              Dry Bulk Cedar LTD. (3)                                                                British Virgin Islands
              Dry Bulk Fern LTD. (3)                                                                  British Virgin Islands
Gulf South Shipping Pte. Ltd.                                                                     Singapore
Marco Shipping Co. Pte. Ltd.                                                                     Singapore
Marcoship Agencies SDN. BHD.                                                      Malaysia

N. W. Johnsen & Co., Inc.                                                                                  New York

East Gulf Shipholding, Inc.                                                                                 Marshall Islands

Resource Carriers, Inc.                                                                                        Delaware

LMS Shipmanagement, Inc.                                                                                Louisiana
LMS Manila, Inc. (4)                                                                                    Philippines

Lash Intermodal Terminal Co., LLC                                                                   Delaware

(1)	50% owned by CG Railway, Inc.
(2)	49% owned by CG Railway, Inc.
(3)	50% owned by Cape Holding, Ltd.
(4)	40% owned by LMS Shipmanagement, Inc.

All of the subsidiaries listed above are wholly-owned subsidiaries and are included in the consolidated financial statements incorporated by reference herein unless otherwise indicated.